Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of Alliance Pharmaceutical Corp. of our report dated July 31, 1998 (except Note 8, as to which the date is August 14, 1998 and the second paragraph of Note 1, as to which the date is April 12, 1999) with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in the Annual Report (Form 10 K/A) for the year ended June 30, 1998.

                                                 /s/ ERNST & YOUNG LLP


San Diego, California
April 12, 1999